[LETTERHEAD OF FINPRO APPEARS HERE]                                 Exhibit 23.4

                                                 26 Church Street * P.O. Box 323
                                                        Liberty Corner, NJ 07938
                                           (908) 604-9336 * (908) 604-5951 (FAX)
================================================================================



October 2, 1996


Board of Directors
The Roslyn Savings Bank
1400 Old Northern Boulevard
Roslyn, New York 11576


Dear Board Members:

We hereby consent to the use of our firm's name, FinPro, Inc. ("FinPro") in the Application for Conversion on Form 86-AC filed by The Roslyn Savings Bank, and any amendments thereto, for permission to convert to a stock savings institution and references to the Conversion Valuation Appraisal Report ("Report") and the valuation of The Roslyn Savings Bank provided by FinPro, and our opinion regarding subscription rights filed as an exhibit to the applications referred to below. We also consent to the use of our firm's name and the inclusion of, summary of and references to our Report in the Form S-1 Registration Statement filed by The Roslyn Bancorp, Inc., and any amendments thereto, the Form 86-AC Application filed by The Roslyn Savings Bank, and any amendments thereto, and the notice and Application for Conversion for the Roslyn Savings Bank, Roslyn, New York filed by the Roslyn Savings Bank and any amendments thereto.


                      Very Truly Yours,

                      /s/ Donald J. Musso

                      Donald J. Musso

Liberty Corner, New Jersey
October 2, 1996

[LETTERHEAD OF FINPRO APPEARS HERE]
                                                 26 Church Street * P.O. Box 323
                                                        Liberty Corner, NJ 07938
                                           (908) 604-9336 * (908) 604-5951 (FAX)
================================================================================


Board of Directors
The Roslyn Savings Bank
1400 Old Northern Boulevard
Roslyn, New York 11576


Dear Board Members:

All capitalized terms not otherwise defined in this letter have the meanings given such terms in the Plan of Conversion (the "Plan") adopted by the Board of Directors of The Roslyn Savings Bank (the "Bank"), whereby the Bank will convert from a state chartered mutual savings bank to a state chartered stock savings bank and issue all of the Bank's outstanding capital stock to The Roslyn Bancorp, Inc. (the "Company"). Simultaneously, the Company will issue shares of common stock.

We understand that in accordance with the Plan, Subscription Rights to purchase shares of the Conversion Stock are to be issued to (i) Eligible Account Holders;
(ii) the ESOP; (iii) Supplemental Eligible Account Holders; and (iv) Other Members, collectively referred to as the "Recipients". Based solely on our observation that the Subscription Rights will be available to such Recipients without cost, will be legally non-transferable and of short duration, and will afford the Recipients the right only to purchase shares of Conversion Stock at the same price as will be paid by members of the general public in the Community Offering, but without undertaking any independent investigation of state or federal law or the position of the Internal Revenue Service with respect to this issue, we are of the belief that:

     (1) the Subscription Rights will have no ascertainable market value; and

     (2) the price at which the Subscription Rights are excercisable will not be more or less than the pro forma market value of the shares upon issuance.

Changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or significant world events) may occur from time to time, often with great unpredictability and may materially impact the value of thrift stocks as a whole or the Company's value alone. Accordingly, no assurance can be given that persons who subscribe to shares of Conversion Stock in the conversion will thereafter be able to buy or sell such shares at the same price paid in the Subscription Offering.

                         Very Truly Yours,
                         FinPro, Inc.

                         /s/ Donald J. Musso

                         Donald J. Musso
                         President